Exhibit 23.3

CONSENT OF ERNST & YOUNG LLP,

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2002 Stock Option Plan of Integral Systems, Inc. our report dated November 21, 2003, with respect to the consolidated financial statements of Integral Systems, Inc. for the year ended September 30, 2003 included in its Annual Report (Form 10-K) for the year ended September 30, 2005, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

McLean, Virginia

May 2, 2006